UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

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Imagis Technologies Inc.

British Columbia, Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

1630 - 1075 West Georgia Street
Vancouver, British Columbia
Canada
V6E 3C9

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(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 9. Regulation FD Disclosure

Attached as an exhibit to this report are press releases, dated April 22, 2003 and April 24, 2003, such exhibits are being furnished pursuant to this Item 9 and shall not be deemed filed under the Securities Exchange Act of 1934, as amended. Imagis Technologies Inc. ("Imagis) announced that Mr. Altaf Nazerali, an existing shareholder and previous director of the Company, has agreed to provide bridge financing by way of a line of credit facility for up to CDN$500,000. The line of credit will be secured by a General Security Agreement over the assets of Imagis, and a Source Code Escrow Agreement that requires that requires Imagis to deposit into escrow its source codes together with a license to commercialize the source codes on a non-exclusive, world-wide, royalty-free basis for a period of five years, to be released only in the event that Imagis ceases operations or enters bankruptcy proceedings. Imagis also announced that in conjunction with this financing, Imagis is undergoing an organizational restructuring and refocusing of its sales, marketing, and development efforts. As part of this restructuring, Imagis has temporarily laid off non-core employees from its global operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2003	Imagis Technologies Inc. By: /s/ Wayne Smith Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 22, 2003
99.2	Press Release dated April 24, 2003